  [RVSI LOGO]

                          ROBOTIC VISION SYSTEMS, INC.
                               486 AMHERST STREET
                          NASHUA, NEW HAMPSHIRE 03063
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 19, 2004
                            ------------------------

To the Stockholders of
  ROBOTIC VISION SYSTEMS, INC.:

     NOTICE IS GIVEN that the annual meeting of stockholders of ROBOTIC VISION SYSTEMS, INC., a Delaware corporation, will be held on Friday, March 19, 2004 at 10:00 a.m., at 5 Shawmut Road, Canton, Massachusetts, for the following purposes:

          1) To elect five directors of the Company for the ensuing year.

          2) To approve the Company's 2004 Stock Option Plan.

          3) To ratify the selection of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending September 30, 2004.

          4) To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on January 27, 2004 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                              Jeffrey P. Lucas
                                              Secretary

Nashua, New Hampshire
February 6, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY GIVING WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                          ROBOTIC VISION SYSTEMS, INC.
                               486 AMHERST STREET
                          NASHUA, NEW HAMPSHIRE 03063

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being mailed on or about February 6, 2004 to all stockholders of record of Robotic Vision Systems, Inc. at the close of business on January 27, 2004 (the "record date") in connection with the solicitation by the board of directors of proxies for the annual meeting of stockholders to be held at 5 Shawmut Road, Canton, Massachusetts, on Friday, March 19, 2004 at 10:00 a.m.

SOLICITATION OF PROXIES

     Proxies will be solicited by mail, and we will pay all expenses of preparing and soliciting such proxies. We have also arranged for reimbursement of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Our directors, officers and employees may also solicit proxies but such persons will not be specifically compensated for such services.

     All proxies properly executed and received by the persons designated as proxy will be voted on all matters presented at the meeting in accordance with the specific instructions of the person executing such proxy or, in the absence of specified instructions, will be voted for the named nominees to the board and in favor of the proposals to:

     - consider and vote upon a proposal to approve the Company's 2004 Stock Option Plan and

     - ratify the selection of Grant Thornton LLP as our independent auditors for the fiscal year ending September 30, 2004.

     The board does not know of any other matter that may be brought before the meeting but, in the event that any other matter should come before the meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote all proxies not marked to the contrary in their discretion as they deem advisable.

MANNER OF VOTING

     Stockholders may vote their proxies by mail. Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker. Any stockholder may revoke his proxy, whether he votes by mail or the Internet, at any time before the meeting by written notice to such effect received by us at the address set forth above, Attn: Corporate Secretary, by delivery of a subsequently dated proxy or by attending the meeting and voting in person.

     All persons or entities that held shares of our common stock on January 27, 2004 can attend the meeting. If your shares are held through a broker and you would like to attend the meeting, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker) and you will be permitted to attend the meeting.

VOTE REQUIRED

     The total number of shares of our common stock outstanding as of the record date was 17,326,751. The common stock is the only class of our securities entitled to vote, each share being entitled to one non-cumulative vote. Only stockholders of record as of the close of business on the record date will be entitled to vote. A majority of the shares of common stock outstanding and entitled to vote, or 8,663,376 shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     Directors will be elected by a plurality of the votes cast at the meeting. An affirmative vote of a majority of the shares of common stock present and voting, in person or by proxy, at the meeting is required for approval of the 2004 Stock Option Plan and ratification of Grant Thornton LLP as our independent auditors.

ABSTENTIONS AND BROKER NONVOTES

     Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the meeting and will have the same effect as a vote AGAINST each of such proposals. "Broker nonvotes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. Broker nonvotes will not be counted for purposes of determining whether the proposals to approve the 2004 Stock Option Plan and to ratify Grant Thornton LLP as our independent auditors have been approved.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the ownership of our common stock as of the record date by:

     - each director;

     - each person known by us to own beneficially 5% or more of our common stock;

     - each officer named in the summary compensation table; and

     - all directors and executive officers as a group.

                                                     NUMBER OF SHARES OF
NAME AND ADDRESS OF                                     COMMON STOCK
BENEFICIAL OWNER(1)                                 BENEFICIALLY OWNED(2)    PERCENT
-------------------                                 ---------------------    -------
Pat V. Costa......................................          584,827(3)         3.3%
Frank A. DiPietro.................................           38,502(4)           *
Tomas Kohn........................................           37,742(5)           *
Mark J. Lerner....................................           23,996(6)           *
Howard Stern......................................           53,677(7)           *
Robert H. Walker..................................           45,442(8)           *
Curtis W. Howes...................................           16,708(9)           *
John S. O'Brien...................................           15,293(10)          *
Earl H. Rideout...................................           26,735(11)          *
Neal H. Sanders...................................           19,604(12)          *
Becker Capital Management, Inc.(13)...............          878,260(14)        5.1%
RVSI Investors, L.L.C.(15)........................        2,200,000(16)       12.7%
All current executive officers and directors as a
  group (12 persons)..............................          862,525(17)        5.0%

-------------------------

  *  Denotes less than 1%.

 (1) Except as otherwise indicated, the address of each beneficial owner is 486 Amherst Street, Nashua, New Hampshire 03063.

 (2) Except as otherwise indicated, includes shares underlying currently exercisable options and warrants as well as those options and warrants which will become exercisable within 60 days of December 31, 2003. Except as otherwise indicated, the named persons herein have sole voting and dispositive power with respect to beneficially owned shares.

 (3) Includes 287,612 shares underlying options, 29,762 shares underlying warrants, 261,131 shares underlying a convertible note, and 322 vested shares held under our retirement investment plan.

 (4) Includes 10,000 shares underlying options; also includes 6,354 shares owned of record by Mr. DiPietro's spouse.

 (5) Includes 10,000 shares underlying options; also includes 337 shares owned of record by Mr. Kohn's spouse.

 (6) Includes 10,000 shares underlying options held by Morgen, Evan & Company, Inc., of which Mr. Lerner is the principal owner.

 (7) Includes 44,274 shares underlying options and 1,237 vested shares held under our retirement investment plan.

 (8) Includes 16,646 shares underlying options and 4,126 shares held indirectly in a retirement account.

 (9) Includes 16,708 shares underlying options.

(10) Includes 15,293 shares underlying options.

(11) Includes 26,735 shares underlying options and 63 vested shares held under our retirement investment plan.

(12) Includes 19,604 shares underlying options.

(13) The address of Becker Capital Management is 1211 SW Fifth Avenue, Suite 2185, Portland, Oregon 97204.

(14) Based on information contained in a Schedule 13G filed by Becker Capital Management on February 4, 2003, Becker Capital Management has sole power to vote or direct the vote of 797,280 shares and sole power to dispose or to direct the disposition of 878,260 shares. Such Schedule 13G states that such shares are owned by advisory clients of Becker Capital Management.

(15) The address of RVSI Investors, L.L.C. is Two North Riverside Plaza, Chicago, Illinois 60606.

(16) Based on information contained in an amendment to a Schedule 13G filed by RVSI Investors, L.L.C., EGI-Fund (02-04) Investors, L.L.C., EGI-Managing Member (02-04), L.L.C., SZ Investments, L.L.C. and Chai Trust Company, L.L.C. on December 19, 2003, such persons have shared voting and dispositive power of 2,200,000 shares.

(17) Includes an aggregate of 745,802 shares underlying options, warrants and a convertible note, 1,622 vested shares held in our investment retirement plan and 4,126 held indirectly in a retirement account.

OPTION TABLE

                           NUMBER OF SECURITIES                          NUMBER OF SECURITIES
                            TO BE ISSUED UPON       WEIGHTED AVERAGE     REMAINING AVAILABLE
                               EXERCISE OF         EXERCISE PRICE OF     FOR FUTURE ISSUANCE
                           OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,       UNDER EQUITY
                           WARRANTS AND RIGHTS    WARRANTS AND RIGHTS     COMPENSATION PLANS
                           --------------------   --------------------   --------------------
PLANS APPROVED BY OUR
  STOCKHOLDERS
  1991 Stock Option
     Plan................          53,158                $23.70                     --
  1996 Stock Option
     Plan................         705,618                $10.50                140,527
PLANS NOT APPROVED BY OUR
  STOCKHOLDERS
  1996 Non Executive
     Employee Stock
     Option Plan.........         106,468                $ 8.52                 91,696
  2002 Stock Plan........         191,563                $ 1.80                     --
  2003 Stock Plan........         688,695                $ 1.80                  9,713
                                ---------                                      -------
  TOTAL..................       1,745,502                                      241,936
                                =========                                      =======

     The 1996 Non Executive Employee Stock Option Plan (the "Non Executive Plan") was created in 1996 to provide non-qualified stock option grants to all nonexecutive employees. The Non Executive Plan allowed for the issuance of 200,000 non-qualified options to purchase common stock at the fair market value on the date of grant. The Non Executive Plan expires in 2006.

     The 2002 Stock Plan (the "2002 Plan") was created on November 7, 2002 and allows for the grant of non-qualified stock options and awards to employees and other individuals who render services to us. The number of shares subject to the 2002 Plan are 400,000; all grants must be made at not less than fair market value on the date of grant; and no grants may be made after June 30, 2003.

     The 2003 Stock Plan (the "2003 Plan") was created on June 30, 2003 and allows for the grant of non-qualified stock options and awards to employees and other individuals who render services to us. The number of shares subject to the 2003 Plan are 700,000; all grants must be made at not less than fair market value on the date of grant; and no grants may be made after June 30, 2005.

COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the fiscal year ended September 30, 2003, all filing requirements applicable to our officers, directors and greater than 10% owners of our common stock were complied with except that Messrs. DiPietro, Haft, Kohn, and Lerner were each not timely in their filing of one report of one transaction.

                             ELECTION OF DIRECTORS

     Five directors are to be elected at the meeting to serve for a term of one year or until their respective successors are elected and qualified.

INFORMATION CONCERNING NOMINEES

     The following table sets forth the positions and offices presently held with us by each nominee, his age and his tenure as a director.

NAME                             AGE    POSITIONS AND OFFICE PRESENTLY HELD    SINCE
----                             ---    -----------------------------------    -----
Pat V. Costa...................  60     Chairman, President and Chief          1984
                                        Executive Officer
Frank A. DiPietro..............  77     Director                               1992
Jonathan Howe..................  67     Director nominee                         --
Howard Stern...................  66     Senior Vice President and Director     1981
Robert H. Walker...............  68     Director                               1990

     PAT V. COSTA has served as president, chief executive officer and chairman of our board of directors since 1984. Earlier he had been publisher of Telecommunication Magazine and technical director for H.L. Livermore Company and executive vice president of GCA Corporation, a manufacturer of electronic equipment and semiconductor capital equipment. Mr. Costa is a graduate of Northeastern University, received an MS from M.I.T. and an MBA from Harvard Business School. From 1986 to 1988, Mr. Costa was Chairman of the Board of the Automated Vision Association (AVA), now called Automated Imaging Association.

     FRANK A. DIPIETRO began his career with General Motors ("GM") in 1944. During his forty-six year career with GM, he was actively involved in automobile assembly and manufacturing engineering systems. He retired in 1990 and continues as a consultant in laser systems in several industries, most recently for the University of Michigan in evaluating laser applications in the global auto industry. At the time of his retirement, Mr. DiPietro held the position of director of manufacturing engineering, Chevrolet Pontiac-Canada car group, for GM.

     JONATHAN HOWE is an attorney and strategic consultant in the aerospace industry. Mr. Howe has more than 40 years of experience in virtually all aspects of aviation. He is currently a senior policy advisor to the Washington, D.C. law firm of Zuckert, Scoutt & Rasenberger, LLP, and is executive vice president of Farragut International, an aviation consulting group affiliated with Zuckert, Scoutt & Rasenberger. From 1997 until 2002, Mr. Howe served as Director General of the Airports Council International (ACI), the international association of the world's airports. He has previously served as President of the National Business Aviation Association, where he represented the aviation interests of major U.S. corporations, including manufacturers and suppliers to those companies, before the Congress, the FAA and other government organizations. Prior to becoming President of NBAA, Mr. Howe spent 23 years with the Federal Aviation Administration in various positions, including Deputy Chief Counsel and Regional Administrator of FAA's largest region.

     HOWARD STERN has been our senior vice president and technical director since December 1984 and a director since 1981. Mr. Stern has an extensive background in 2-D and 3-D imaging and electro-optical and electro-mechanical systems engineering. During his employment with us and our predecessor companies, Mr. Stern has been a listed inventor on more than seventy patents

     ROBERT H. WALKER was, before his retirement in March 1998, our executive vice president, chief financial officer, secretary and treasurer, positions he held since December 1986. From 1984 to 1986 he was our senior vice president. From 1983 to 1985 he also served as our treasurer. Mr. Walker is a director of Tel Instrument Electronics Corporation.

     Tomas Kohn and Mark J. Lerner, who have been our directors since 1997 and 1994 respectively, will not be standing for re-election. Their terms of office will end on March 19, 2004. We have amended our bylaws to reduce the number of directors comprising our board from six to five, such amendment to take effect upon the election and qualification of the directors at the 2004 annual meeting of stockholders.

     All directors hold office until the next annual meeting of stockholders and election and qualification of their successors. Executive officers are elected annually by the board to hold office until the first meeting of the board following the next annual meeting of stockholders and until their successors are chosen and qualified.

IDENTIFICATION OF EXECUTIVE OFFICERS

              (Excludes executive officers who are also directors)

NAME                          AGE         POSITION                PRINCIPAL OCCUPATION
----                          ---         --------                --------------------
James L. Havener............  60    SEG President           Joined our company in October
                                                            2003 as president of the
                                                            Semiconductor Equipment Group.
                                                            Previously and from January
                                                            2002, he was president and chief
                                                            executive officer at Cirqon
                                                            Technologies, Inc. From 1998
                                                            through 2001, he was vice
                                                            president and president,
                                                            respectively, of Zecal
                                                            Technology, LLC, and Sheldahl
                                                            Inc. His experience also
                                                            includes over thirty years in
                                                            management positions with 3M
                                                            Company.
Curtis W. Howes.............  53    Vice President          Has been our corporate vice
                                                            president of automatic
                                                            identification since May 1997.
                                                            He was acting president of the
                                                            Acuity CiMatrix division from
                                                            March 1999 through December 2000
                                                            and acting chief operating
                                                            officer of the Acuity CiMatrix
                                                            division since June 1998. Before
                                                            joining our company and since
                                                            November 1991, he was employed
                                                            by Intermec Corporation, most
                                                            recently as general manager of
                                                            Intermec's imaging systems
                                                            division, which designed,
                                                            manufactured and sold
                                                            vision-based products for
                                                            symbology reading.

NAME                          AGE         POSITION                PRINCIPAL OCCUPATION
----                          ---         --------                --------------------
Jeffrey P. Lucas............  43    Senior Vice President   Has served as our senior vice
                                                            president and chief financial
                                                            officer since September 29,
                                                            2003. He served in a financial
                                                            advisory capacity from May,
                                                            2003. Previously from 1998 to
                                                            2002, he was chief financial
                                                            officer and senior vice
                                                            president of Micro Networks
                                                            Corporation. Prior to that and
                                                            from 1992, he was an audit
                                                            manager with
                                                            PricewaterhouseCoopers LLC.
John S. O'Brien.............  49    Vice President          Has been vice president of human
                                                            resources since 1997. He was
                                                            acting president of the Acuity
                                                            CiMatrix division since May 2001
                                                            to May 2003. From 1990 to
                                                            February 1992, he was chief
                                                            financial officer and vice
                                                            president, human resources of
                                                            Charles River Data Systems, an
                                                            imbedded systems developer and
                                                            manufacturer in Framingham,
                                                            Massachusetts.
Earl H. Rideout.............  57    Senior Vice President   Has been our senior vice
                                                            president since 1997. He was
                                                            president of the Semiconductor
                                                            Equipment Group from June 2000
                                                            to May 2003 and from 1989, he
                                                            was our vice president/general
                                                            manager of our Electronics
                                                            Subdivision.
Neal H. Sanders.............  54    Vice President          Has been our vice president of
                                                            corporate development since
                                                            February 2000. Previously and
                                                            since December 1998 he was our
                                                            vice president of corporate
                                                            communications and investor
                                                            relations. From 1980 through
                                                            1998, he held comparable
                                                            positions at Analog Devices,
                                                            Inc., Bolt Beranek and Newman,
                                                            Inc., and Microdyne Corporation.

THE BOARD OF DIRECTORS -- COMPOSITION AND COMPENSATION

     Our business is managed under the direction of our board of directors. The board consists of a single class of directors who are elected for a term of one year, such term beginning and ending at each annual meeting of stockholders.

     During the fiscal year ended September 30, 2003, our board held thirty-three meetings, of which thirty were convened by telephone.

     Our board has an audit committee established in accordance with the Securities Exchange Act of 1934. The members of the audit committee are Messrs. DiPietro, Kohn and Walker. Each of these members is an independent director as defined in the listing standards for Nasdaq. Our board of directors has determined that Mr. Walker meets the

SEC definition of an audit committee financial expert. The committee's functions and its activities during fiscal 2003 are described below under "Report of Audit Committee."

     All of our directors attended at least 75% of the aggregate of the total number of board meetings and committee meetings during fiscal 2003, either in person or by telephone.

     We do not have a compensation committee charged with reviewing and recommending to the board compensation programs for our officers. These functions are performed by the board as a whole.

     We do not have a nominating committee as the board has determined, given its relatively small size, to perform this function as a whole. We do not currently have a charter or written policy with regard to the nomination process. At this time, we do not have a formal policy with regard to the consideration of any director candidates recommended by our stockholders because historically we have not received recommendations from our shareholders.

     Jonathan Howe's candidacy as a director nominee was a consensus recommendation to the board by our senior operating management who, along with several current members of the board, became acquainted with Mr. Howe during an approximately ten year period during which Mr. Howe acted as our consultant in connection with aviation industry and governmental relations incident to the business conducted by our former Aircraft Safety division. The nominations of the directors standing for election or re-election at the 2004 annual meeting were approved by the board of directors, including our independent directors. These independent directors meet the requirements of general independence set forth in the listing standards for Nasdaq.

     Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making its nominations, the board of directors considers, among other things, an individual's business experience, automated vision industry experience, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

     During the fiscal year ended September 30, 2003, directors who were not otherwise our employees were compensated at the rate of $1,500 for attendance at each one-day and $2,500 for each two-day meeting of our board or any committee thereof; and $200 for participation at a telephonic meeting. Since January 1, 2002, all such payments have been made in the form of our common stock. In addition, outside directors are granted stock options periodically, typically on a yearly basis.

CODE OF ETHICS

     We have a Code of Ethics that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Code of Ethics is appended as Annex I to this proxy statement. It is also available on our website at www.rvsi.com.

                       APPROVAL OF 2004 STOCK OPTION PLAN

     Our shareholders are being asked to approve the Robotic Vision Systems, Inc. 2004 Stock Option Plan (the "2004 Plan"). On January 28, 2004, our board of directors adopted the 2004 Plan subject to shareholder approval.

     The 2004 Plan is designed to serve as a comprehensive equity incentive program to attract and retain individuals essential to the long-term success of our company and to strengthen their commitment to the success of our company and stimulate their efforts on behalf of our company.

DESCRIPTION OF THE 2004 PLAN

     The principal terms and provisions of the 2004 Plan are summarized below. However, the description below is not a complete description of all of the terms of the 2004 Plan and is subject to a qualified in its entirety by reference to the terms and conditions set forth in the full text of the 2004 Plan, which is appended as Annex II to this proxy statement.

Types of Awards

     Both incentive stock options, or ISOs, and nonqualified stock options, or NSOs, may be granted under the 2004 Plan. As discussed in greater detail below, optionees who receive ISOs receive favorable tax treatment on initial exercise of the ISO, and may also receive favorable tax treatment on a qualifying disposition of the underlying shares. However, ISOs must comply with certain requirements regarding exercise price, maximum term and post termination exercise period, must be issued under a shareholder-approved plan and may only be granted to individuals who are employees of our company. NSOs are not subject to these requirements, nor do Grantees receive such favorable tax treatment upon exercise or disposition.

Number of Shares

     Subject to adjustment as described below, the number of shares of our common stock available for grant under the 2004 Plan is 1,500,000 and the number of shares for which options may be granted to any single individual in any calendar year shall not exceed 200,000.

Administration

     The 2004 Plan will be administered by a committee of the board of directors or by the board itself (the "Committee"). The Committee has the authority to select the eligible participants to whom awards are granted, to determine the types of awards and the number of shares covered and to set the terms, conditions and provisions of such awards, to cancel or suspend awards under certain conditions, and to accelerate the exercisability of awards. The Committee is authorized to interpret the 2004 Plan, to establish, amend, and rescind any rules and regulations relating to the 2004 Plan, to determine the terms of agreements entered into with employees under the 2004 Plan, and to make all other determinations which may be necessary or advisable for the administration of the 2004 Plan.

Eligibility

     Options may be granted under the 2004 Plan to those officers, directors, employees, consultants and advisors of our company and our subsidiaries as the Committee from time to time selects. As of January 28, 2004, approximately 200 officers, directors and employees would have been eligible to receive awards under the 2004 Plan.

Stock Option Grants

     The exercise price per share of common stock purchasable under any stock option will be determined by the Committee and will be the fair market value of our common stock closing price on the date the option is granted. The Committee shall determine the term of each stock option (subject to a maximum of 10 years) and each option will be exercisable pursuant to a vesting schedule determined by the Committee. The grants and the terms of ISOs shall be restricted to the extent required for qualification as ISOs by the Internal Revenue Code. Subject to approval of the Committee, options may be exercised by payment of the exercise price in cash, shares of our common stock, which have been held for at least six months, or pursuant to a "cashless exercise" through a broker-dealer under an arrangement approved by us. We may require the optionee to pay to us any applicable withholding taxes that we are required to withhold with respect to the grant or exercise of any award. The withholding tax may be paid in cash or, subject to applicable law, the Committee may permit the optionee to satisfy such obligations by the withholding or delivery of shares of our common stock. We may withhold from any shares of our common stock issuable pursuant to an option or from any cash amounts otherwise due from us to the recipient of the award an amount equal to such taxes.

Adjustments

     In the event of any change affecting the shares of common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distribution to shareholders other than cash dividends, the Committee shall make such substitution or adjustment in the aggregate number of shares which may be distributed under the 2004 Plan and in the number and option price as it deems to be appropriate in order to maintain the purpose of the original grant.

Transferability

     No option will be assignable or otherwise transferable by the optionee other than by will or the laws of descent and distribution and, during the optionee's lifetime, may be exercised only by the optionee.

Termination of Service

     Unless the Committee provides otherwise in the applicable grant agreement and subject to applicable limitations under the Code with respect to ISOs, if an optionee's service to us terminates on account of death or disability, the optionee's unexercised options, if exercisable immediately prior to the optionee's death or disability, may be exercised in whole or in part, not later than one year after such termination of employment. If an optionee's service to our company terminates for cause (as defined in the 2004 Plan or in the applicable grant agreement), the optionee's unexercised option will terminate effective immediately upon such termination. If an optionee's service to our company terminates for any other reason, the optionee's unexercised options, to the extent exercisable immediately prior to such termination, shall remain exercisable, and may be exercised in whole or in part, for a period of three months after such termination of employment.

Change of Control and Certain Corporate Transactions

     Generally, a "Change of Control" shall be deemed to have occurred when (1) any person or group other than a subsidiary or an employee benefit plan of our company or a subsidiary, becomes the owner of at least 20% of our common stock or at least 20% of the voting power of our company, (2) individuals who constitute the board of directors of our company as of the effective date of the 2004 Plan (or successors nominated by such persons), cease to constitute at least 75% of the members of the board of directors, (3) our shareholders approve a merger, reorganization, consolidation or similar transaction as a result of which the owners of our common stock and voting securities before the transaction are not expected to own more than 70% of our common stock and voting securities after the transaction in substantially the same proportions, or (4) our shareholders approve a plan of liquidation or an agreement to sell or dispose of all or substantially all of our assets.

     If a Change of Control occurs, any agreement between us and any other party to the Change of Control may provide for (1) the continuation of any outstanding awards, (2) the assumption of the 2004 Plan or any awards by the surviving corporation or any of its affiliates, (3) cancellation of awards and substitution of other awards with substantially the same terms or economic value as the cancelled awards, (4) cancellation of awards after payment to optionees of an amount determined by the Committee, or (5) cancellation of awards without payment to any optionees if the option price is greater than the fair market value of the shares as of the date estimated by the board of directors to be no more than 90 days before the date of the Change of Control.

Loans and Guarantees

     Subject to applicable law, the Committee has sole discretion to allow an optionee to defer payment to us of all or part of the option price or to cause us to loan or guarantee a third-party loan, to the optionee for all or part of the option price or all or part of the taxes resulting from the exercise of an award.

Amendment and Termination

     The board of directors may amend the 2004 Plan in any and all respects without shareholder approval, except as such shareholder approval may be required pursuant to the listing requirements of any national market system or securities exchange on which our equity securities are listed, and except that shareholder approval shall be required to increase the total number of shares reserved for purposes of the 2004 Plan or to change the employees or class of employees eligible to participate in the 2004 Plan. Unless sooner terminated by the board of directors, the 2004 Plan will terminate when all of the shares of common stock available for grant under the 2004 Plan have been purchased according to the 2004 Plan's provisions; provided that, ISOs may not be granted under the 2004 Plan more than 10 years after the date the 2004 Plan becomes effective or, if earlier, the date our shareholders approve the 2004 Plan.

TAX ASPECTS OF THE 2004 PLAN

Federal Income Tax Consequences

     The following discussion summarizes the material federal income tax consequences to our company and the participants in connection with the 2004 Plan under existing applicable provisions of the Code and the regulations thereunder. The discussion is general in nature and does not address issues relating to the income tax circumstances of any specific individual employee or holder. The discussion is subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

Nonqualified Stock Options

     A recipient of an NSO will not have any taxable income at the time an NSO is granted nor will we be entitled to a deduction at that time. When an NSO is exercised, the optionee will have taxable ordinary income (whether the option price is paid in cash or by surrender of already owned shares of our common stock), and we will be entitled to a tax deduction, in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option exercise price.

Incentive Stock Options

     A recipient of an ISO will not have any taxable income at the time an ISO is granted. Furthermore, the optionee will not have income taxable for federal income tax purposes at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the exercise price will be a tax preference item in the year of exercise that could create an alternative minimum tax liability for the year of exercise. If an optionee disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. If the optionee disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition is a "disqualifying disposition," and the optionee will have taxable ordinary income in the year of the disqualifying disposition equal to the lesser of (a) the difference between the fair market value of the shares and the exercise price of the shares at the time of option exercise, or (b) the difference between the sales price of the shares and the exercise price of the shares. Any gain realized from the time of option exercise to the time of the disqualifying disposition would be long-term or short-term capital gain, depending on whether the shares were sold more than one year or up to and through one year respectively, after the ISO was exercised.

     We are not entitled to a deduction as a result of the grant or exercise of an ISO. If the optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, we will then be entitled to a deduction in the same amount as the optionee recognizes ordinary income.

     Generally, Section 162(m) of the Code does not allow a tax deduction to be taken by a public company for certain compensation to the chief executive officer and the four highest compensated employees that exceeds $1,000,000 for each such employee in a taxable year. Section 162(m) of the Code provides an exception to this compensation deduction limitation in the case of certain performance-based compensation. The 2004 Plan and the grants of awards thereunder are intended to meet this performance-based compensation exception.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2004 PLAN.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     Set forth below is the aggregate compensation for services rendered to us in all capacities during our fiscal years ended September 30, 2003, 2002 and 2001 by our chief executive officer and by each of our four other most highly compensated executive officers whose compensation exceeded $100,000 during our fiscal year ended September 30, 2003.

                                                                        LONG TERM COMPENSATION
                                                                  -----------------------------------
                                     ANNUAL COMPENSATION                  AWARDS             PAYOUTS
                              ---------------------------------   -----------------------   ---------
                                                         OTHER                   NUMBER       LONG         ALL
                                                        ANNUAL    RESTRICTED   OF SHARES      TERM        OTHER
                                                        COMPEN-     STOCK      UNDERLYING   INCENTIVE    COMPEN-
                       YEAR    SALARY         BONUS     SATION      AWARDS      OPTIONS      PAYOUTS    SATION(1)
                       ----   --------       -------    -------   ----------   ----------   ---------   ---------
Pat V. Costa.........  2003   $255,042            --      --         --         316,000        --        $11,422
  Chief Executive      2002   $290,784            --      --         --          22,670        --        $11,422
  Officer              2001   $315,016            --      --         --          14,341        --        $10,927
Earl H. Rideout......  2003   $178,814            --      --         --          45,880                  $ 5,845
  Senior Vice          2002   $214,933            --      --         --           1,025        --        $ 6,185
  President            2001   $227,000            --      --         --          20,000        --        $ 5,700
Curtis W. Howes......  2003   $139,292            --      --         --          52,891        --        $14,459
  Vice President       2002   $162,383       $30,000(2)   --         --           3,479        --        $17,475
                       2001   $175,000       $ 5,000(3)   --         --           4,000        --        $18,729
John S. O'Brien......  2003   $130,082       $17,308(3)   --         --          34,955        --        $ 1,265
  Vice President       2002   $170,288       $22,500(3)   --         --           3,344        --        $ 1,500
                       2001   $138,214            --      --         --           8,000        --        $ 1,500
Neal H. Sanders......  2003   $138,822       $16,000(3)   --         --          49,440        --        $18,416
  Vice President       2002   $170,288       $16,000(3)   --         --           2,920        --        $18,662
                       2001   $175,000       $16,000(3)   --         --          10,800        --        $18,167

-------------------------
(1) Represents payments under our retirement investment plan, vehicle allowances for each of Messrs. Costa and Rideout and relocation allowance for Messrs. Howes and Sanders and their families.

(2) Represents payment to Mr. Howes for his special contribution in the successful sale of our material handling business in December 2001.

(3) Represents payments to Messrs. Howes, O'Brien, and Sanders for contractual bonuses.

OPTIONS

     The table below sets forth information concerning individual grants of stock options made during fiscal 2003 to the executive officers named in the Summary Compensation Table.

                                  NUMBER OF
                                  SHARES OF
                                 COMMON STOCK    PERCENT OF
                                  UNDERLYING    TOTAL OPTIONS   EXERCISE                 GRANT DATE
                                   OPTIONS       GRANTED TO     PRICE PER   EXPIRATION    PRESENT
NAME                               GRANTED        EMPLOYEES       SHARE        DATE       VALUE(1)
----                             ------------   -------------   ---------   ----------   ----------
Pat V. Costa...................    156,650          11.6%         $1.80       7/1/2009    $271,005
                                       400          0.03%         $1.80     11/13/2008    $    692
                                   158,950          11.8%         $1.80     11/13/2008    $274,984
Earl H. Rideout................     29,430          2.18%         $1.80     11/13/2008    $ 50,914
                                       400          0.03%         $1.80     11/13/2008    $    692
                                    16,050          1.19%         $1.80       7/1/2009    $ 27,767
Curtis W. Howes................     15,000          1.11%         $1.80       7/1/2009    $ 25,950
                                       400          0.03%         $1.80     11/13/2008    $    692
                                    18,012          1.33%         $1.80       7/1/2009    $ 31,161
                                    19,479          1.44%         $1.80     11/13/2008    $ 33,699
John S. O'Brien................     14,211          1.05%         $1.80       7/1/2009    $ 24,585
                                       400          0.03%         $1.80     11/13/2008    $    692
                                    15,344          1.14%         $1.80     11/13/2008    $ 26,545
                                     5,000          0.37%         $1.80       7/1/2009    $  8,650
Neal H. Sanders................     17,120          1.27%         $1.80       7/1/2009    $ 29,618
                                    16,920          1.25%         $1.80     11/13/2008    $ 29,272
                                       400          0.03%         $1.80     11/13/2008    $    692
                                    15,000          1.11%         $1.80       7/1/2009    $ 25,950

-------------------------
(1) Computed in accordance with the Black-Scholes option pricing model utilizing the following assumptions: volatility of 182%, risk-free interest rate of 2.38% and an expected life of about 5 years.

     Set forth below is information with respect to unexercised stock options held by executive officers named in the Summary Compensation Table as of September 30, 2003.

                                                     NUMBER OF SHARES
                        NUMBER OF                 UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                         SHARES                         OPTIONS AT              IN-THE-MONEY OPTIONS AT
                        ACQUIRED                    SEPTEMBER 30, 2003            SEPTEMBER 30, 2003
                       ON EXERCISE    VALUE     ---------------------------   ---------------------------
NAME                   OF OPTIONS    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   --------   -----------   -------------   -----------   -------------
Pat V. Costa.........       --           --       126,469        328,482        17,000         537,200
Earl H. Rideout......       --           --        23,766         22,885            --          27,965
Curtis W. Howes......       --           --         9,371         56,332            --          89,915
John S. O'Brien......       --           --         7,848         39,784            --          59,424
Neal H. Sanders......       --           --        10,602         55,758            --          84,048

PENSION BENEFITS

     The following table sets forth the estimated annual plan benefits payable upon retirement in 2004 at age sixty-five after fifteen, twenty, twenty-five, thirty and thirty-five years of credited service.

                                               YEARS OF SERVICE
                              ---------------------------------------------------
REMUNERATION                    15         20         25         30         35
------------                  -------    -------    -------    -------    -------
$100,000....................  $18,843    $25,124    $31,405    $31,405    $31,405
 125,000....................  $24,543    $32,724    $40,905    $40,905    $40,905
 150,000....................  $30,243    $40,324    $50,405    $50,405    $50,405
 175,000....................  $35,943    $47,924    $59,905    $59,905    $59,905
 200,000....................  $41,643    $55,524    $69,405    $69,405    $69,405
 225,000....................  $41,643    $55,524    $69,405    $69,405    $69,405
 250,000....................  $41,643    $55,524    $69,405    $69,405    $69,405
 300,000....................  $41,643    $55,524    $69,405    $69,405    $69,405
 400,000....................  $41,643    $55,524    $69,405    $69,405    $69,405
 500,000....................  $41,643    $55,524    $69,405    $69,405    $69,405

     The amount of compensation covered by our pension plan is determined in accordance with rules established by the Internal Revenue Service and includes all dollar items shown on the summary compensation table with the exception of 401(k) contributions. For purposes of calculating the pension benefit, earnings are limited to $200,000, as adjusted for any cost of living increases authorized by the Internal Revenue Code.

     At September 30, 2003, Messrs. Costa, Rideout and Stern had, respectively, 19, 15 and 32 years of credited service with us.

     A participant in the pension plan will receive retirement income based on 23% of his final average salary up to his applicable social security covered compensation level plus 38% of any excess, reduced proportionately for less than twenty-five years of credited service at normal retirement at age 65, subject to the $200,000 limit described above. Final average salary is defined in the pension plan as the average of a participant's total compensation during the five consecutive calendar years in the ten calendar year period prior to his normal retirement date, which produces the highest average. A participant is 100% vested in his accrued pension benefit after five years of service as defined in the pension plan.

EMPLOYMENT AGREEMENTS

     Mr. Pat Costa is employed as our chief executive officer and president under an indefinite term agreement which currently provides for an annual base salary of $315,016. However, in fiscal 2002 and 2003, Mr. Costa voluntarily took a temporary pay reduction. Pursuant to the terms of his employment agreement, Mr. Costa has been granted certain rights in the event of the termination of his employment or upon the occurrence of a change in our control. Specifically, in the event of termination for any reason other than for cause and other than voluntarily, Mr. Costa will be entitled to the continuance of salary and certain fringe benefits for a period of twelve months and may exercise all outstanding stock options, which are exercisable during the twelve-month period following termination at any time within such twelve-month period. In the event of the occurrence of a change in our control (as defined in his employment agreement) and, further, in the event that

Mr. Costa is not serving in the positions of our chief executive officer, president and chairman, other than for cause, within one year thereafter, then Mr. Costa will be entitled to receive a lump sum payment equal to 2.99 times Mr. Costa's base amount (as such term is defined in the Internal Revenue Code and applicable regulations thereunder) at the time of termination. Further, Mr. Costa will be entitled to receive continuation by us of life, dental, and disability coverage for a period of 36 months; all benefits due him or contributed by us on his behalf under any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan; and payment of any excise tax due in connection with the change in control payments. He will also have the right to exercise or otherwise receive the benefit of all outstanding stock options.

     We have also granted certain rights in the event of termination of employment to Messrs. Havener, Howes, Lucas, O'Brien, Rideout, Sanders and Stern. In the event of involuntary termination other than for cause, each executive officer, other than Mr. Havener, will be given six months severance pay and continued benefits. For each month employed, Mr. Havener will be given severance pay and continued benefits up to six months. In addition, we have agreed to provide a maximum of one hundred days' advance written notice to Mr. Stern in the event we should desire to terminate his employment other than for cause. In such event, he shall be entitled to exercise all outstanding stock options, regardless of when otherwise exercisable, during a specified period following such termination. Mr. Rideout has also been granted a severance agreement in the event of his termination of employment without cause which agreement entitles him to continued salary and certain benefits for a period of twelve months.

REPORT OF AUDIT COMMITTEE

     The Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters.

     The Committee is responsible for matters concerning the Company's relationship with its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Committee pursuant to Independence Standards Board Standard No.
1).

     The Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

     The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the committee's charter. To carry out its responsibilities, the Committee met seven times during fiscal 2003. In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     With respect to the Company's outside auditors, the Committee, among other things, discussed with Grant Thornton LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standard Board Standard No. 1 (Discussions with Audit Committee).

     On the basis of these reviews and discussions, the Committee recommended to the board that the board approve the inclusion of the Company's audited financial statements in its Annual Report on Form 10-K for the fiscal year ended September 30, 2003 for filing with the SEC.

                              THE AUDIT COMMITTEE

                           Robert H. Walker, Chairman
                Frank A. DiPietro                     Tomas Kohn

REPORT ON EXECUTIVE COMPENSATION

     The Company does not have a compensation committee charged with reviewing and recommending to the board of directors compensation programs for its executive officers. These functions are performed by the board as a whole.

     Compensation Philosophy

     The board believes that executive compensation should:

     - provide motivation to achieve strategic goals by tying executive compensation to the Company's performance, as well as affording recognition of individual performance,

     - provide compensation reasonably comparable to that offered by other high-technology companies in a similar industry, and

     - align the interests of executive officers with the long-term interests of the Company's stockholders through the award of equity purchase opportunities.

     The compensation plan is designed to encourage and balance the attainment of short-term operational goals, as well as the implementation and realization of long term strategic initiatives. As greater responsibilities are assumed by an executive officer, a larger portion of compensation is "at risk". This philosophy is intended to apply to all management.

     Compensation Program

     The executive compensation program has three major components: base salary, short-term incentive bonus payments and long-term equity incentives.

     Base salary is determined by evaluating individual responsibility levels utilizing independent compensation surveys to determine appropriate salary ranges and evaluating the individual performance.

     Short-term incentive bonus payments, generally, are paid to executive officers on an annual basis. The award of bonuses and their size, in substantial part, are linked to predetermined earnings targets, creating direct linkage between pay and the Company's profitability.

     The board believes that executive officers who are in a position to make a substantial contribution to the Company's long term success and to build stockholder value should have a significant equity stake in its on-going success. Accordingly, one of the principal motivational methods has been the award of stock options. In addition to financial benefits to executive officers, if the price of the Company's common stock during the term of any such option increases beyond such option's exercise price, the program also creates an incentive for executive officers to remain with the Company since options generally vest and become exercisable over a four-year period and the first increment is not exercisable until one year after the date of grant.

  Chief Executive Officer Compensation

     Mr. Costa's compensation is determined substantially in conformance with the compensation philosophy, discussed above, that is applicable to all of the Company's executive officers. Performance is measured against defined financial, operational, and strategic objectives. In establishing Mr. Costa's base salary and bonus, the board takes into account the Company's performance against both its own objectives and the industry of which it is a part, as well as Mr. Costa's contribution to the Company's near- and long-term objectives.

     During fiscal years 2001, 2002, and 2003, Mr. Costa had as his principal responsibility the management of the Company through the most turbulent period in the history of the semiconductor capital equipment business. The unprecedented increase in industry demand of 2000 was replaced by an accelerating deterioration in semiconductor industry conditions in 2001, 2002, and 2003, Mr. Costa directed the shedding of expense while simultaneously (a) minimizing losses, (b) maintaining the Company's dominant market share, (c) maintaining the Company's technological leadership position, and (d) continuing to nurture new market opportunities both in the semiconductor capital equipment and machine vision markets, with particular emphasis on the emerging Data Matrix-2D Bar Code market opportunity

     At the request of Mr. Costa, the board made no change to Mr. Costa's compensation in fiscal year 2003.

  Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation in excess of $1 million paid to a company's executive officers. Certain performance-based compensation is excluded by
Section 162(m)(4)(C) of the Code in determining whether the $1 million limit applies. Currently the total compensation, including salary, bonuses and excludable stock options for any of the named executives does not exceed this limit. If in the future this regulation becomes applicable to the Company, the board will not necessarily limit executive compensation to that which is deductible, but will consider alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its overall compensation objectives and philosophy. The board will continue to review the compensation programs to assure such programs are consistent with the objective of increasing stockholder value.

                             THE BOARD OF DIRECTORS

                             Pat V. Costa, Chairman

Frank A. DiPietro        Tomas Kohn
Mark J. Lerner           Howard Stern
Robert H. Walker

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended September 30, 2003, the following officers and former officers participated in discussions concerning executive officer compensation: Pat V. Costa, Jeffrey P. Lucas, Howard Stern, John O'Brien and Robert H. Walker. Each of the named participants recused himself in discussions concerning his own compensation.

STOCK PERFORMANCE

     The following graph compares the yearly percentage change in the cumulative total stockholder return on our common stock during the five years ended September 30, 2003 with the total return on the Standard & Poor's 500 composite index and the NASDAQ non-financial index. The comparison assumes $100 was invested on September 30, 1998 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends.

                        FIVE YEAR CUMULATIVE PERFORMANCE
[LINE GRAPH]

                                                 ROBOTIC VISION SYSTEMS,      NASDAQ NON-FINANCIAL
                                                          INC.                        INDEX                   S&P 500 INDEX
                                                 -----------------------      --------------------            -------------
1998                                                     100.00                      100.00                      100.00
1999                                                     141.86                      170.40                      127.76
2000                                                     222.09                      232.60                      144.68
2001                                                      36.47                       88.70                      106.25
2002                                                      10.42                       69.90                       84.54
2003                                                      26.05                      106.50                      105.12

--------------------------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS FOR:   9/30/1998   9/30/1999   9/30/2000   9/30/2001   9/30/2002   9/30/2003
--------------------------------------------------------------------------------------------------
 Robotic Vision Systems,
  Inc.                        $100.00     $141.86     $222.09     $ 36.47      $10.42     $ 26.05
 Nasdaq Non-Financial
  Index                       $100.00     $170.40     $232.60     $ 88.70      $69.90     $106.50
 S&P 500 Index                $100.00     $127.76     $144.68     $106.25      $84.54     $105.12

                             CERTAIN RELATIONSHIPS

     On December 4, 2002, Pat V. Costa, our Chief Executive Officer, loaned us $500,000 and we issued a 9% Convertible Senior Note in the amount of $500,000. Under the terms of this note, we are required to make semiannual interest payments in cash on May 15 and November 15 of each year commencing May 2003 and pay the principal amount on December 4, 2005. This note allows Mr. Costa to require earlier redemption by us in certain circumstances including the sale of a division at a purchase price at least equal to the amounts then due under this note. Thus, Mr. Costa may require redemption at the time of the sale of SEG. This note also allows for conversion into shares of common stock. The note is convertible at the option of Mr. Costa into approximately 238,000 shares of our common stock at a conversion price of $2.10 per share. As an inducement to make this loan, Mr. Costa received a warrant to purchase approximately 60,000 shares of our common stock at an exercise price of $3.15 per share. We did not make the semiannual interest payments due on May 15, 2003 and November 15, 2003. On October 28, 2003, Mr. Costa agreed to forbear from exercising his rights with respect to these interest payments until January 14, 2005. As a condition to making this loan and in order to secure the prompt and complete payment, we entered into a Security Agreement with Mr. Costa. Under the terms of this Security Agreement, we granted Mr. Costa a security interest in certain of our assets.

     On November 26, 2003, we replaced our $10.0 million revolving credit line with a $13.0 million facility. In connection with this transaction, we issued a warrant to purchase 2,200,000 shares of our common stock to the lender at an exercise price of $0.01 per share. The lender exercised its warrant on December 18, 2003.

     We believe that the compensation or fees paid to such parties was no greater than what would have had to be paid to an unaffiliated person for substantially similar services.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Our board of directors has appointed, based on the recommendation of the audit committee, Grant Thornton LLP as our independent auditors for the fiscal year ending September 30, 2004. Although stockholder ratification of the board's action in this respect is not required, the board considers it desirable for stockholders to pass upon such appointment. A representative of Grant Thornton is expected to attend the meeting and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP.

CHANGE IN INDEPENDENT AUDITORS

     On June 20, 2003, Deloitte & Touche LLP resigned as our independent accountant. There were no disagreements between us and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during either (i) the fiscal years ended September 30, 2002 and 2001 or (ii) the period from October 1, 2002 through June 20, 2003, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreements in connection with its report.

     We were informed by Deloitte & Touche that, as part of its review of our financial statements for the quarter ended December 31, 2002, it determined that there was a reportable condition relating to deficiencies in the operation of our internal controls which adversely affected our ability to record, process, summarize and report financial data. The deficiencies were primarily related to the oversight, review and approval by our financial management of divisional financial reports. This event did not lead to a disagreement or difference of opinion. We have taken corrective action to strengthen our internal controls and procedures.

     Deloitte & Touche's report on our financial statements for the Prior Fiscal Periods did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that Deloitte & Touche's report on our financial statements for the fiscal year ended September 30, 2002 contained an explanatory paragraph indicating that there was substantial doubt as to our ability to continue as a going concern. For each of the fiscal years ended September 30, 2002 and 2001, the audit report contained an explanatory paragraph regarding a change in the method of accounting for revenue in order to conform to Staff Accounting Bulletin No. 101.

     On September 26, 2003, we engaged the firm of Grant Thornton LLP, as our independent auditor for our fiscal year ending September 30, 2003. During the fiscal years ended September 30, 2002 and 2001 and the period from October 1, 2002 through September 26, 2003, we did not consult Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

AUDIT FEES

     The aggregate fees for professional services rendered by Grant Thornton LLP in connection with their audit of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2003 and their review of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003 and fiscal year ended September 30, 2003 totaled approximately $523,000, including reimbursable expenses.

     The aggregate fees for professional services rendered by Deloitte & Touche LLP in connection with their review of the condensed consolidated financial statements in our Quarterly Report for the quarter ended December 31, 2002 totaled $50,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no professional services rendered by Grant Thornton LLP in the fiscal year ended September 30, 2003 relating to financial information systems design and implementation.

ALL OTHER FEES

     There were no other services rendered by Grant Thornton LLP for the fiscal year ended September 30, 2003.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at our 2005 annual meeting of stockholders pursuant to the provisions of Rule 14a-8, promulgated under the Exchange Act, must be received by us at our offices in Nashua, New Hampshire by October 9, 2005 for inclusion in our proxy statement and form of proxy relating to such meeting.

                            ACCOMPANYING INFORMATION

     Accompanying this proxy statement is a copy of our annual report to shareholders for our fiscal year ended September 30, 2003. Such annual report includes our audited financial statements for the three fiscal years ended September 30, 2003.

                                                                         ANNEX I

                                                                    January 2004

                                 CODE OF ETHICS

     Robotic Vision Systems, Inc. expects all of its employees, including its principal executive officer, principal financial officer and principal accounting officer, as well as the members of its board of directors, to act in accordance with the highest standards of personal and professional integrity in all aspects of their activities, to comply with all applicable laws, rules and regulations, to deter wrongdoing and abide by other policies and procedures adopted by RVSI that govern the conduct of its employees and directors. This Code of Ethics is intended to supplement any other policies and procedures adopted by RVSI.

     You agree to:

          (a) Engage in and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

          (b) Take all reasonable measures to protect the confidentiality of non-public information about RVSI and its subsidiaries and their customers obtained or created in connection with your activities and to prevent the unauthorized disclosure of such information unless required by applicable law or regulation or legal or regulatory process;

          (c) Produce full, fair, accurate, timely, and understandable disclosure in reports and documents that RVSI and its subsidiaries files with, or submits to, the Securities and Exchange Commission and other regulators and in other public communications made by RVSI and its subsidiaries;

          (d) Comply with applicable governmental laws, rules and regulations, as well as the rules and regulations of self-regulatory organizations of which RVSI or its subsidiaries is a member; and

          (e) Promptly report any possible violation of this Code of Ethics to RVSI's Audit Committee.

     You are prohibited from directly or indirectly taking any action to fraudulently influence, coerce, manipulate or mislead RVSI's or its subsidiaries' independent public auditors for the purpose of rendering the financial statements of RVSI or its subsidiaries misleading.

     You understand that you will be held accountable for your adherence to this Code of Ethics. Your failure to observe the terms of this Code of Ethics may result in disciplinary action, up to and including termination of employment. Violations of this Code of Ethics may also constitute violations of law and may result in civil and criminal penalties for you, your supervisors and/or RVSI.

     If you have any questions regarding the best course of action in a particular situation, you should promptly contact the Chairman of RVSI's Audit Committee. You may choose to remain anonymous in reporting any possible violation of this Code of Ethics.

                                                                        ANNEX II

                          ROBOTIC VISION SYSTEMS, INC.
                             2004 STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      -----
ARTICLE 1. ESTABLISHMENT, OBJECTIVES AND DURATION..................    II-5
 1.1.  Establishment of the Plan...................................    II-5
 1.2.  Objectives of the Plan......................................    II-5
 1.3.  Duration of the Plan........................................    II-5
ARTICLE 2. DEFINITIONS.............................................    II-5
 2.1.  "Award".....................................................    II-5
 2.2.  "Award Agreement"...........................................    II-5
 2.3.  "Board".....................................................    II-5
 2.4.  "Cause".....................................................    II-5
 2.5.  "Change of Control".........................................    II-6
 2.6.  "Code"......................................................    II-6
 2.7.  "Committee".................................................    II-6
 2.8.  "Common Stock"..............................................    II-6
 2.9.  "Company"...................................................    II-6
2.10.  "Disability"................................................    II-6
2.11.  "Disqualifying Disposition".................................    II-7
2.12.  "Effective Date"............................................    II-7
2.13.  "Eligible Person"...........................................    II-7
2.14.  "Exchange Act"..............................................    II-7
2.15.  "Fair Market Value".........................................    II-7
2.16.  "Grant Date"................................................    II-7
2.17.  "Grantee"...................................................    II-7
2.18.  "Incentive Stock Option"....................................    II-7
2.19.  "Option"....................................................    II-7
2.20.  "Option Price"..............................................    II-7
2.21.  "Option Term"...............................................    II-7
2.22.  "Plan"......................................................    II-7
2.23.  "Required Withholding"......................................    II-7
2.24.  "SEC".......................................................    II-7
2.25.  "Share".....................................................    II-7
2.26.  "Subsidiary"................................................    II-7
2.27.  "Substitute Award"..........................................    II-8
2.28.  "10% Owner".................................................    II-8
2.29.  "Termination of Employment".................................    II-8
2.30.  "Voting Securities".........................................    II-8

                                                                      PAGE
                                                                      -----
ARTICLE 3. ADMINISTRATION..........................................    II-8
 3.1.  Committee...................................................    II-8
 3.2.  Powers of Committee.........................................    II-8
 3.3.  Committee Action............................................    II-9
 3.4.  Exculpation.................................................    II-9
 3.5.  Indemnification of Committee Members........................   II-10
ARTICLE 4. SHARES SUBJECT TO THE PLAN..............................   II-10
 4.1.  Number of Shares Available..................................   II-10
 4.2.  Adjustments in Authorized Shares............................   II-10
ARTICLE 5. ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS............   II-10
 5.1.  Eligibility.................................................   II-10
 5.2.  Grant Date..................................................   II-11
 5.3.  Maximum Term................................................   II-11
 5.4.  Award Agreement.............................................   II-11
 5.5.  Restrictions on Share Transferability.......................   II-11
 5.6.  Termination of Employment...................................   II-11
 5.7.  Nontransferability of Awards................................   II-11
ARTICLE 6. STOCK OPTIONS...........................................   II-12
 6.1.  Grant of Options............................................   II-12
 6.2.  Award Agreement.............................................   II-12
 6.3.  Option Price................................................   II-12
 6.4.  Grant of Incentive Stock Options............................   II-12
 6.5.  Restrictions on Share Transferability.......................   II-13
 6.6.  Payment.....................................................   II-13
ARTICLE 7. BENEFICIARY DESIGNATION.................................   II-14
ARTICLE 8. RIGHTS OF EMPLOYEES.....................................   II-14
 8.1.  No Right to Employment......................................   II-14
 8.2.  No Right to Participation...................................   II-14
ARTICLE 9. CHANGE OF CONTROL AND CERTAIN CORPORATE TRANSACTIONS....   II-14
  9.1  Change of Control...........................................   II-14
 9.2.  Substituting Awards in Certain Corporate Transactions.......   II-14
ARTICLE 10. AMENDMENT, MODIFICATION, AND TERMINATION...............   II-15
10.1.  Amendment, Modification, and Termination....................   II-15
10.2.  Adjustments Upon Certain Unusual or Nonrecurring Events.....   II-15
10.3.  Awards Previously Granted...................................   II-15
ARTICLE 11. WITHHOLDING............................................   II-15
11.1.  Mandatory Tax Withholding...................................   II-15

                                                                      PAGE
                                                                      -----
ARTICLE 12. ADDITIONAL PROVISIONS..................................   II-15
12.1.  Successors..................................................   II-15
12.2.  Gender and Number...........................................   II-15
12.3.  Severability................................................   II-16
12.4.  Requirements of Law.........................................   II-16
12.5.  Securities Law Compliance...................................   II-16
12.6.  No Rights as a Stockholder..................................   II-16
12.7.  Nature of Payments..........................................   II-16
12.8.  Governing Law...............................................   II-17

                          ROBOTIC VISION SYSTEMS, INC.
                             2004 STOCK OPTION PLAN

ARTICLE 1.  ESTABLISHMENT, OBJECTIVES AND DURATION

     1.1 ESTABLISHMENT OF THE PLAN. Robotic Vision Systems, Inc. (the "Company"), established this stock option plan known as the Robotic Vision Systems, Inc. 2004 Stock Option Plan (the "Plan") effective February 1, 2004(the "Effective Date") which was duly adopted by the Board of Directors of the Company (the "Board") on January 28, 2004 subject to the approval of the holders of a majority of the shares of Common Stock (as defined below) present or represented and entitled to vote at the Company's 2004 annual meeting of stockholders. Notwithstanding any other provision of this Plan, no option granted subject to the approval of this Plan may be exercised before such approval is obtained and, if such approval is not obtained, all such outstanding options shall become void and no further grants shall be made pursuant to this Plan.

     1.2 OBJECTIVES OF THE PLAN. The Plan is intended to allow employees, consultants advisors and directors of the Company and any present or future Subsidiary (defined below) to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and its Subsidiaries and stimulating their efforts on behalf of the Company and its Subsidiaries, and to assist the Company and its Subsidiaries in attracting and retaining employees, consultants, advisors and directors.

     1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 11 hereof, until all Shares subject to it shall have been purchased according to the Plan's provisions; provided, however, that in no event may any Incentive Stock Option be granted under the Plan more than 10 years from the Effective Date or if earlier 10 years from the date the Plan is approved by the Company's stockholders.

ARTICLE 2.  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below:

     2.1 "AWARD" means an option granted under the Plan.

     2.2 "AWARD AGREEMENT" means a written agreement by which an Award is evidenced.

     2.3 "BOARD" has the meaning set forth in Section 1.1.

     2.4 "CAUSE" means, unless otherwise defined in an Award Agreement, a
Grantee's:

        a) commission of a felony or other crime involving fraud, dishonesty or moral turpitude;

        b) misconduct in the performance of his or her duties or responsibilities (including, but not limited to, violation of Company policies, workplace rules and standards of conduct or breaches of loyalty);

        c) repeated neglect or failure in the performance of his or her duties;

        d) breach of a term of the Award Agreement or any other agreement with the Company or a Subsidiary; or

        e) misappropriation or attempted misappropriation of assets of the Company or a Subsidiary.

     A Grantee who agrees to resign his affiliation with the Company or a Subsidiary in lieu of being terminated for Cause, at the discretion of the Committee, may be deemed to have been terminated for Cause for purposes of this Plan.

     2.5 "CHANGE OF CONTROL" means, unless otherwise defined in an Award Agreement, any of the following events:

        a) Any person (as such term is used in Rule 13d-5 under the Exchange Act or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary, becomes the beneficial owner of 20% or more of the Common Stock or of 20% or more of the combined voting power of all Voting Securities of the Company;

        b) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least 75% of the members of the Board; provided that any individual who becomes a director after the Effective Date whose election by the Company was approved by at least 75% of the members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange
           Act), "tender offer" (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below)) shall be deemed to be members of the Incumbent Board; or

        c) approval by the stockholders of the Company of either of the following:

             (i) a merger, reorganization, consolidation or similar transaction
                 (any of the foregoing, a "Merger") as a result of which the individuals and entities who were the respective beneficial owners of the outstanding Common Stock and Voting Securities of the Company immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 70% of, respectively, the Common Stock and the combined voting power of the Voting Securities of the corporation resulting from such Merger in substantially the same proportions as immediately before such Merger, or a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company.

     2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor statute.

     2.7 "COMMITTEE" has the meaning set forth in Article 3.

     2.8 "COMMON STOCK" means the common stock of the Company.

     2.9 "COMPANY" has the meaning set forth in Section 1.1.

     2.10 "DISABILITY" means, unless otherwise defined in an Award Agreement, for purposes of the exercise of an ISO, a permanent and total disability, within the meaning of Code Section 22(e)(3), and for all other purposes a physical or mental condition which, with or without reasonable accommodations, in the judgment of the Committee based on such evidence as it deems appropriate, renders a Grantee unable to perform his or her principal work responsibilities or tasks which condition is expected to be permanent or for an indefinite period.

     2.11 "DISQUALIFYING DISPOSITION" has the meaning set forth in Section 6.4.

     2.12 "EFFECTIVE DATE" has the meaning set forth in Section 1.1.

     2.13 "ELIGIBLE PERSON" means any director, employee (including any officer), consultant or advisor of the Company or any Subsidiary; provided, that only those Eligible Persons who are employees (as required under Section 422 of the Code) shall be eligible to receive Incentive Stock Options.

     2.14 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended. References to a particular section of the Exchange Act include references to successor provisions.

     2.15 "FAIR MARKET VALUE" means, as of any date, the value of a share of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (ii) in the event that there shall be no public market for the Common Stock, its Fair Market Value shall be determined in good faith by the Committee.

     2.16 "GRANT DATE" has the meaning set forth in Section 5.2.

     2.17 "GRANTEE" means an individual who has been granted an Award.

     2.18 "INCENTIVE STOCK OPTION" or "ISO" means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.

     2.19 "OPTION" means an option granted under Article 6 of the Plan.

     2.20 "OPTION PRICE" means the price at which a Share may be purchased by a Grantee pursuant to an Option.

     2.21 "OPTION TERM" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, consistent with the provisions of the Plan, be extended from time to time by the Committee prior to the expiration date of such Option then in effect; provided that the Option Term for an ISO shall not exceed 10 years.

     2.22 "PLAN" has the meaning set forth in Section 1.1.

     2.23 "REQUIRED WITHHOLDING" has the meaning set forth in Article 12.

     2.24 "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

     2.25 "SHARE" means a share of Common Stock.

     2.26 "SUBSIDIARY" means, for purposes of grants of Incentive Stock Options, a corporation as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition and for all other purposes), and for all other purposes, (a) any corporation of which more than 50% of the Voting Securities are at the time, directly or indirectly, owned by the Company, (b) any partnership or limited liability company in which the Company has a direct or indirect interest (whether in the form of voting power or participation in profits or capital contribution) of more than 50%, and (c) any other entity designated by the Committee in which the Company has a direct or indirect interest.

     2.27 "SUBSTITUTE AWARD" has the meaning set forth in Section 10.2.

     2.28 "10% OWNER" means a person who owns capital stock (including stock treated as owned under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary.

     2.29 "TERMINATION OF EMPLOYMENT" occurs on the first day on which an individual is for any reason no longer employed by or otherwise providing services to the Company or any Subsidiary in the capacity of an employee or with respect to an individual who is an employee of an entity which is a Subsidiary, the first day on which such entity ceases to be a Subsidiary, or with respect to a director of the Company or Subsidiary who is not an employee, the first day the person ceases to be a director of the Company or Subsidiary.

     2.30 "VOTING SECURITIES" of a corporation means securities of such corporation that are entitled to vote generally in the election of directors, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency.

ARTICLE 3.  ADMINISTRATION

     3.1 COMMITTEE. The Plan shall be administered by a committee (the "Committee") of the Board. The Committee, to the extent required by applicable regulations under Section 162(m) of the Code, shall be comprised of two or more "outside directors" (as defined in applicable regulations thereunder) who, to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3"), shall be non-employee directors within the meaning of Rule 16b-3. All references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed.

     3.2 POWERS OF COMMITTEE. Subject to the express provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

        (a) to determine when, to whom and in what types and amounts Awards should be granted, and the terms and conditions applicable to each Award, including the Option Price and the Option Term;

        (b) to construe and interpret the Plan and to make all determinations (including determining Fair Market Value) necessary or advisable for the administration of the Plan;

        (c) to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability of Awards upon the Termination of Employment of a Grantee;

        (d) to determine the terms and conditions of all Award Agreements (which need not be identical), approve forms of Award Agreements for use under the Plan, and, with the consent of the Grantee, to amend any such Award Agreement at any time; provided that the consent of the Grantee shall not be required for any amendment which (i) does not materially adversely affect the rights of the Grantee, or (ii) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law or accounting rules;

        (e) to accelerate the exercisability of any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Employment;

        (f) subject to Sections 1.3, 5.3 and 6.4, to extend the time during which any Award or group of Awards may be exercised;

        (g) to make such adjustments or modifications to Awards to Grantees who are working outside the United States or to create and administer sub-plans as the Committee deems advisable to fulfill the purposes of the Plan or to comply with applicable local law;

        (h) to cancel, with the consent of the Grantee, outstanding Awards and grant new Awards in substitution therefor;

        (i) to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of the Plan and which are not specifically required by any provision of this Plan to be performed by the Committee;

        (j) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

        (k) to correct any defect, omission or inconsistency in the Plan, grant, or Award Agreement in any manner and to the extent it shall deem necessary or expedient; and

        (l) to take any other action with respect to any matters relating to the Plan for which it is responsible.

     All determinations on any matter relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Committee, and all such determinations of the Committee shall be final, conclusive and binding. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Award.

     3.3 COMMITTEE ACTION. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     3.4 EXCULPATION. No member of the Board shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards under the Plan, provided that this Section 3.4 shall not apply to (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under
Section 174 of the General Corporation Law of the State of

Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

     3.5 INDEMNIFICATION OF COMMITTEE MEMBERS. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of the action, suit or proceeding.

ARTICLE 4.  SHARES SUBJECT TO THE PLAN

     4.1 NUMBER OF SHARES AVAILABLE.  Subject to adjustment as provided in
Section 4.2, the number of Shares hereby reserved for delivery under the Plan is 1,500,000, provided that if an Award expires or otherwise becomes unexercisable for any reason without having been excised in full, the unpurchased Shares subject to such Award shall not be available for future grants of Awards under the Plan and shall return to the status of authorized but unissued and unreserved Shares. The Committee may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan. The number of Shares for which Options may be granted to any Grantee in any calendar year shall not exceed 200,000.

     4.2 ADJUSTMENTS IN AUTHORIZED SHARES. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that occurs at any time after the Effective Date affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and type of Shares (or other securities or property of the Company) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property of the Company) subject to outstanding Awards, and (iii) the Option Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award; provided, in each case that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto unless Grantee agrees to such adjustment in writing; and provided, further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

ARTICLE 5.  ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS

     5.1 ELIGIBILITY. The Committee may grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

     5.2 GRANT DATE. The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified by the Committee in the Award Agreement.

     5.3 MAXIMUM TERM. Unless otherwise provided in the Award Agreement or specifically extended by the Committee, the Option Term or other period during which an Award may be outstanding shall not extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein specified.

     5.4 AWARD AGREEMENT. To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.

     5.5 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may include in the Award Agreement such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

     5.6 TERMINATION OF EMPLOYMENT. Except as otherwise provided in an Award Agreement and subject to the provisions of Section 9.1, the extent to which the Grantee shall have the right to exercise an Award following Termination of Employment shall be determined in accordance with the following provisions of this Section 5.6.

     (A) ON ACCOUNT OF DEATH OR DISABILITY. If a Grantee has a Termination of Employment on account of death or disability, any unexercised Option to the extent exercisable immediately prior to the Grantee's death or disability, shall remain exercisable and may be exercised, in whole or in part, not later than one
(1) year after such Termination of Employment (but in either case only during the Option Term) by the Grantee or, after his or her death, by (A) his or her personal representative or the person to whom the Option or ISO, as applicable, is transferred by will or the applicable laws of descent and distribution, or
(B) the Grantee's beneficiary designated in accordance with Article 7.

     (B) FOR CAUSE. If a Grantee has a Termination of Employment for Cause, any unexercised Option or ISO shall terminate effective immediately upon such Termination of Employment.

     (C) TERMINATION FOR ANY OTHER REASON. If a Grantee has a Termination of Employment for any reason other than those listed in (a) and (b) above, then any unexercised Option or ISO, to the extent exercisable immediately before such Termination of Employment, shall remain exercisable and may be exercised in whole or in part for three (3) months after such Termination of Employment (but only during the Option Term) by the Grantee or, after Grantee's death, by (A) Grantee's personal representative or the person to whom the Option or ISO, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee's beneficiary designated in accordance with
Article 7.

     5.7 NONTRANSFERABILITY OF AWARDS.

     (a) Each Award shall be exercisable only by the Grantee during the Grantee's lifetime, or, if permissible under applicable law, by the Grantee's guardian or legal representative.

     (b) No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any

Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

     (C) CANCELLATION AND RESCISSION OF AWARDS. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement, any applicable employment agreement or service contract or agreement and the Plan or if the Grantee has a Termination of Employment for Cause. In addition to the foregoing, in any of the aforementioned circumstances, the Committee may also require Grantee to forfeit all shares for which the Company has not yet delivered Share certificates upon refund of the Option Price paid by such Grantee with respect to such Shares. Notwithstanding anything herein to the contrary, the Company may withhold delivery of the Share certificates pending resolution if any inquiry that could lead to a finding resulting in forfeiture.

     (D) LOANS AND GUARANTEES. The Committee may at its sole discretion, subject to applicable law, (i) allow a Grantee to defer payment to the Company of all or any portion of the Option Price of an Option, or (ii) cause the Company to loan to the Grantee, or guarantee a loan from a third party to the Grantee for, all or any portion of the Option Price of an Option or all or any portion of any taxes associated with the exercise of an Award. Any such payment deferral, loan or guarantee by the Company shall be on such terms and conditions as the Committee may determine.

ARTICLE 6.  STOCK OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Without limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary, which Option may have a value (as determined by the Committee under Black-Scholes or any other option valuation method) that is equal to or greater than the amount of such other compensation.

     6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other terms and conditions as the Committee shall determine.

     6.3 OPTION PRICE. Unless otherwise specified in the Award Agreement (subject to 6.4, below), the Option Price of each Share subject to an Option under this Plan shall not be less than 100% of the Fair Market Value of a Share on its Grant Date and shall be determined by the Committee and set forth in the Award Agreement.

     6.4 GRANT OF INCENTIVE STOCK OPTIONS. At the time of the grant of any Option, the Committee may designate that such Option shall be an "incentive stock option" under the requirements of Section 422 of the Code. Any Option designated as an Incentive Stock Option or ISO shall, to the extent required by
Section 422 of the Code:

        (a) have an Option Price of each Share subject to the Option of not less than 100% of the Fair Market Value of a Share on its Grant Date or, if granted to a 10% Owner, have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

        (b) be exercisable for a period of not more than 10 years (five years in the case of an Incentive Stock Option granted to a 10% Owner) from its Grant Date, and be subject to earlier termination as provided herein or in the applicable Award Agreement;

        (c) not have an aggregate Fair Market Value (as of the Grant Date of each Incentive Stock Option) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee's employer or any parent or Subsidiary thereof ("Other Plans")) are exercisable for the first time by such Grantee during any calendar year, determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit") and to the extent any Grant is in excess of such $100,000 Limit, a portion of such Grant equal to the $100,000 Limit shall be designated as an ISO and the remainder shall, notwithstanding its prior designation as an ISO, be regarded as an Option that is not an ISO;

        (d) be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company; and

        (e) by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, in any manner permitted by the Plan and specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee's death.

     Any Option designated as an Incentive Stock Option shall also require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) (any such circumstance, a "Disqualifying Disposition"), within 10 days of such Disqualifying Disposition.

     Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

     6.5 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such forfeiture conditions, rights of first refusal, rights of repurchase and other restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable.

     6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of whole Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or any combination of the following means subject to approval by the Committee:

        (a) in cash, by personal check or wire transfer; or

        (b) in Shares which have been held by the Grantee for at least six months valued at their Fair Market Value on the date of exercise; or

        (c) subject to applicable law and pursuant to procedures previously approved by the Company, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of Shares acquired on exercise of the Option, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the direction of the Grantee at the time of exercise.

ARTICLE 7.  BENEFICIARY DESIGNATION

     Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any Option under the Plan is to be transferred in case of his or her death before he or she exercises the Option. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee's lifetime. In the absence of any such designation, Options remaining outstanding at the Grantee's death shall be transferred to the Grantee's estate.

ARTICLE 8.  RIGHTS OF EMPLOYEES

     8.1 NO RIGHT TO EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Grantee's employment or directorship at any time, nor confer upon any Grantee the right to continue in the employ or as a director of the Company.

     8.2 NO RIGHT TO PARTICIPATION. No employee or director shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

ARTICLE 9.  CHANGE OF CONTROL AND CERTAIN CORPORATE TRANSACTIONS

     9.1 CHANGE OF CONTROL. Except as otherwise provided in the Award Agreement, if a Change of Control occurs, then outstanding Awards shall be subject to the terms of the agreement, if any, between the Company and any other party to the Change of Control concerning such Change of Control. Such agreement, without the consent of any Grantee, may provide for (a) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation of a Change of Control); (b) the assumption of the Plan and/or such Awards by the surviving corporation of a Change of Control or its parent or other affiliate; (c) the cancellation of such Awards and the substitution thereof by the surviving corporation of the Change of Control with substantially the same terms and conditions or economic value as the cancelled Awards; (d) the cancellation of such Awards after payment to the Grantee of an amount determined in the discretion of the Committee; or (e) the cancellation of such Award without payment of any consideration with respect to any portion of an Option if the Option Price for each share is greater than the Fair Market Value of a Share as of a date estimated by the Board to be no more than 90 days prior to the date of the Change of Control.

     9.2 SUBSTITUTING AWARDS IN CERTAIN CORPORATE TRANSACTIONS. In connection with the Company's acquisition, however effected, of another corporation or entity (the "Acquired Entity") or the assets or business thereof, the Committee may, at its discretion, grant Awards ("Substitute Awards") associated with the stock or other equity interest in such

Acquired Entity ("Acquired Entity Award") held by such Grantee immediately prior to such Acquisition in order to preserve for Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value.

ARTICLE 10.  AMENDMENT, MODIFICATION, AND TERMINATION

     10.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company's stockholders; provided, that the stockholder approval shall be obtained if the Board determines such approval is necessary to preserve ISO status or to comply with any other applicable laws or regulations.

     10.2 ADJUSTMENTS UPON CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     10.3 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

ARTICLE 11.  WITHHOLDING

11.1  Mandatory Tax Withholding.

     (a) Whenever under the Plan, Shares are to be delivered upon exercise of an Award, the Company shall be entitled to require (i) that the Grantee remit an amount in cash, sufficient to satisfy all federal, state, local and foreign tax withholding requirements related thereto ("Required Withholding"), (ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares due to the Grantee under the Plan or (iii) any combination of the foregoing.

     (b) Any Grantee who makes a Disqualifying Disposition shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares due to the Grantee under the Plan.

ARTICLE 12.  ADDITIONAL PROVISIONS

     12.1 SUCCESSORS. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.

     12.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     12.3 SEVERABILITY. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any section or part of a section of the Plan so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

     12.4 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required or as the Committee may deem desirable. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise any Award, and the Company shall not be obligated to deliver any Shares if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

12.5  SECURITIES LAW COMPLIANCE.

     (a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to the exercise of any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be placed on any such certificates to refer to such restrictions. If so requested by the Company, the Grantee shall represent to the Company in writing that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933 or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.

     (b) If the Committee determines that the exercise of any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company's equity securities are then listed, then the Committee may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

     (c) As a condition to the exercise of an Option, the Committee may require the Grantee to represent and warrant that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is preferable.

     12.6 NO RIGHTS AS A STOCKHOLDER. A Grantee shall not have any rights as a stockholder with respect to the Shares which may be deliverable upon exercise of such Award until such shares have been delivered to him or her.

     12.7 NATURE OF PAYMENTS. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the

Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

     12.8 GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of Delaware other than its laws respecting choice of law.

                          ROBOTIC VISION SYSTEMS, INC.
                               486 AMHERST STREET
                          NASHUA, NEW HAMPSHIRE 03063

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Pat V. Costa and Howard Stern as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated on the reverse side hereof, all the shares of Common Stock of Robotic Vision Systems, Inc. (the "Company") held of record by the undersigned on January 27, 2004, at the Annual Meeting of Stockholders to be held on March 19, 2004 or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                         (To Be Signed on Reverse Side)

1.  Election of directors:

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE SUCH NOMINEE'S NAME FROM THE LIST AT RIGHT)

         FOR all nominees              WITHHOLD AUTHORITY         NOMINEES:
         listed at right               to vote for all            P. V. Costa
         except as marked              nominees listed            F. A. DiPietro
         to the contrary               at right                   J. Howe
         at right)                                                H. Stern
                                                                  R. Walker
         [ ]                           [ ]

2. To approve the Company's 2004 Stock Option Plan.

         FOR [ ]                       AGAINST [ ]                ABSTAIN [ ]

3. To ratify the selection of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending September 30, 2004.

         FOR [ ]                       AGAINST [ ]                ABSTAIN [ ]

4.  To transact such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                             --------------------------------
                                             Signature

                                             --------------------------------
                                             Date:

                                             --------------------------------
                                             Signature, if held jointly

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.